Exhibit 99.1

SurModics Reports Third Quarter Fiscal 2013 Results

  Continuing Operations GAAP EPS Increases 22% to $0.22
  $20 Million Share Repurchase Program Authorized
  Revenue and EPS Ranges for Full Year Narrowed

EDEN PRAIRIE, Minn.--(BUSINESS WIRE)--July 31, 2013--SurModics, Inc. (Nasdaq:SRDX), a leading provider of surface modification and in vitro diagnostic technologies to the healthcare industries, today announced results for its fiscal 2013 third quarter.

Revenue and Earnings Summary

Revenue for the third quarter totaled $14.3 million, a 2% increase from $14.0 million reported in the fiscal 2012 third quarter. Diluted earnings per share from continuing operations totaled $0.22 compared with $0.18 in the prior-year period. Commenting on the results, SurModics’ President and Chief Executive Officer, Gary Maharaj, said, “The third quarter was marked by strong earnings. On the revenue side, given the current sluggish medical device industry dynamics, the business performed in-line with our expectations. Although coronary revenues were lower than anticipated, we are encouraged that diversification into other market segments is gaining traction.”

For the nine months ended June 30, 2013, revenue totaled $41.8 million, up 10% from $38.1 million in the year earlier period. Diluted earnings per share from continuing operations reached $0.73 versus $0.41 for fiscal 2012.

Medical Device Summary

Revenue for the 2013 third quarter in the Medical Device business unit, which includes hydrophilic coatings and device drug delivery technologies, was $10.6 million, a 3% increase from $10.3 million in the fiscal third quarter of last year. Third quarter hydrophilic coating royalty revenue increased 4% to $7.3 million compared with the year ago period. Medical Device generated $5.2 million of operating income during the quarter, a 1% increase from fiscal 2012. Medical Device operating income was impacted by higher planned research and development expenditures to support the drug coated balloon program.

Additional factors include:

  Two medical device customers launched new products utilizing SurModics hydrophilic coatings;
  Within the segment, neurovascular, peripheral, vascular, structured heart and transcatheter valves all posted growth;
  OrbusNeich’s COMBO therapy stent was approved in Europe – this recently launched product incorporates one of SurModics’ biodegradable polymer platforms; and
  Coronary sector revenue was weak, down 3%, reflecting headwinds faced by the Company’s customer base. SurModics is becoming more diversified, as coronary is declining from the low 40s to the high 30s as a percent of Medical Device hydrophilic coating royalty revenue.

In Vitro Diagnostic Summary

For the third quarter, revenue for the In Vitro Diagnostic (IVD) business unit totaled $3.7 million, up slightly compared with the third quarter of fiscal 2012. The IVD business unit generated $0.9 million of operating income down from $1.1 million in the same quarter of 2012 as a result of higher operating expenses from increased allocation of corporate expenses, as well as additional hiring and market research needed to support growth.

Additional highlights include:

  11 consecutive quarters of year-over-year revenue growth; and
  The addition of 25 new diagnostic test kit customers.

Discontinued Operations

During the fiscal 2013 third quarter, the Company realized a discontinued operations loss of $47,000, net of tax, from the positive settlement of job incentive obligations with the State of Alabama, offset by a loss from the finalization of prior-year tax liabilities with the filing of the 2012 income tax returns.

Balance Sheet

As of June 30, 2013, the Company has $60.1 million of cash and investments. SurModics completed its $10.3 million stock repurchase program with the purchase of 299,383 common shares for $7.6 million in the fiscal 2013 third quarter.

Board of Directors Authorizes Stock Repurchase Program

The Company also announced today that its Board of Directors has authorized the repurchase of up to $20 million of its outstanding common stock. Repurchases may be effected through open market purchases, privately negotiated transactions, block trades, accelerated share repurchase transactions, tender offers or by any combination of these methods. The number of shares to be repurchased and the timing of any repurchases will depend on factors such as the Company’s stock price, economic and market conditions, the relative attractiveness of corporate development opportunities and other alternative uses of capital, and corporate and regulatory requirements. The share repurchase authorization does not have a fixed expiration date.

Full-Year Revenue and Earnings Outlook

With three quarters of the fiscal year completed, SurModics has narrowed its previously stated fiscal 2013 outlook for revenue and earnings per share from continuing operations. Revenue from continuing operations is expected to be in the range of $55.5 million to $57.0 million. GAAP earnings per share from continuing operations are expected to be in the range of $0.95 to $0.99 per share. The updated earnings per share outlook includes a $0.04 per share fourth quarter 2013 benefit in continuing operations from the finalization of an indemnification agreement signed in July 2013 for reimbursement of historical litigation costs incurred by SurModics in the SRI litigation. Earnings per share for the full year also includes an increase in Research and Development expenses in the fourth quarter of 2013 of at least 20% from the year-ago quarter. The Company’s earlier guidance was for revenue in the range of $55.0 million to $58.0 million and GAAP earnings per share from continuing operations in the range of $0.86 to $0.99 per share. Per share information does not take into account any share repurchases that might occur during the balance of fiscal 2013. For fiscal 2012, SurModics reported revenue of $51.9 million and earnings per share from continuing operations of $0.58.

Maharaj concluded, “Going forward, we continue to focus on building SurModics’ core business and expanding from that, including a stepped-up R&D initiative. We are pleased that we are on track to achieve higher earnings on solid revenue gains for fiscal 2013.”

Correction of Carrying Value of Strategic Investment in Prior Period

As previously disclosed in our second quarter 2013 earnings release, the accompanying financial tables reflect a $1.2 million adjustment to increase the carrying value of our strategic investments, recorded within other assets, and stockholders’ equity in the prior period balance sheet. This adjustment corrects and reduces an other than temporary impairment charge as of September 30, 2010, which was previously recorded during the fiscal fourth quarter ended September 30, 2010. The original other than temporary impairment charge did not sufficiently evaluate the impact of the proposed sale of a strategic investment subsidiary to an unrelated third party, in evaluating the value of the strategic investment. This transaction was consummated on February 1, 2011. The impact of this adjustment was not deemed to be material to the results of operations, total assets or stockholders’ equity for the previously reported periods. Further details of this adjustment will be included in our Quarterly Report on Form 10-Q for the period ended June 30, 2013.

Live Webcast

SurModics will host a webcast at 5 p.m. ET (4 p.m. CT) today to discuss third quarter results. To access the webcast, go to the investor relations portion of the Company’s website at www.surmodics.com and click on the webcast icon. A replay of the third quarter conference call will be available by dialing 800-406-7325 and entering conference call ID passcode 4632073. The audio replay will be available beginning at 7 p.m. ET on Wednesday, July 31, 2013, until 7 p.m. ET on Wednesday, August 7, 2013.

About SurModics, Inc.

SurModics’ mission is to exceed our customers’ expectations and enhance the well-being of patients by providing the world’s foremost, innovative surface modification technologies and in vitro diagnostic chemical components. The Company partners with the world’s leading and emerging medical device, diagnostic and life science companies to develop and commercialize innovative products designed to improve patient diagnosis and treatment. Core offerings include surface modification coating technologies that impart lubricity, prohealing, and biocompatibility capabilities; and components for in vitro diagnostic test kits and microarrays. SurModics is headquartered in Eden Prairie, Minnesota. For more information about the Company, visit http://www.surmodics.com. The content of SurModics’ website is not part of this press release or part of any filings that the Company makes with the SEC.

Safe Harbor for Forward-Looking Statements

This press release contains forward-looking statements. Statements that are not historical or current facts, including statements about beliefs and expectations regarding our ability to achieve sustainable long-term growth and value creation, our expectations regarding the Company’s performance in the near- and long-term, including our revenue and earnings expectations for fiscal 2013, are forward-looking statements. Forward-looking statements involve inherent risks and uncertainties, and important factors could cause actual results to differ materially from those anticipated, including (1) reliance on third parties (including our customers and licensees) and their failure to successfully develop, obtain regulatory approval for, market and sell products incorporating our technologies may adversely affect our business operations, our ability to realize the full potential of our pipeline, and our ability to achieve our corporate goals; (2) possible adverse market conditions and possible adverse impacts on our cash flows, and (3) the factors identified under “Risk Factors” in Part I, Item 1A of our Annual Report on Form 10-K for the fiscal year ended September 30, 2012, and updated in our subsequent reports filed with the SEC. These reports are available in the Investors section of our website at www.surmodics.com and at the SEC website at www.sec.gov. Forward-looking statements speak only as of the date they are made, and we undertake no obligation to update them in light of new information or future events.

Use of Non-GAAP Financial Information

In addition to reporting financial results in accordance with generally accepted accounting principles, or GAAP, SurModics is reporting non-GAAP financial results including non-GAAP net income and non-GAAP diluted net income per share. We believe that these non-GAAP measures provide meaningful insight into our operating performance excluding certain event-specific matters, and provide an alternative perspective of our results of operations. We use non-GAAP measures, including those set forth in this release, to assess our operating performance and to determine payout under our executive compensation programs. We believe that presentation of certain non-GAAP measures allows investors to review our results of operations from the same perspective as management and our board of directors and facilitates comparisons of our current results of operations. The method we use to produce non-GAAP results is not in accordance with GAAP and may differ from the methods used by other companies. Non-GAAP results should not be regarded as a substitute for corresponding GAAP measures but instead should be utilized as a supplemental measure of operating performance in evaluating our business. Non-GAAP measures do have limitations in that they do not reflect certain items that may have a material impact upon our reported financial results. As such, these non-GAAP measures presented should be viewed in conjunction with both our financial statements prepared in accordance with GAAP and the reconciliation of the supplemental non-GAAP financial measures to the comparable GAAP results provided for the specific periods presented, which are attached to this release.

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Income
(in thousands, except per share data)

	Three Months Ended		Nine Months Ended
	June 30,		June 30,
	2013	2012	2013	2012
	(Unaudited)		(Unaudited)
Revenue
Royalties and license fees	$7,827	$7,104	$22,294	$19,997
Product sales	5,577	5,748	16,688	15,449
Research and development	885	1,107	2,853	2,639
Total revenue	14,289	13,959	41,835	38,085
Operating costs and expenses
Product costs	1,990	2,251	5,894	5,456
Research and development	4,009	3,503	11,145	10,653
Selling, general and administrative	4,052	3,412	11,552	10,272
Total operating costs and expenses	10,051	9,166	28,591	26,381
Operating income from continuing operations	4,238	4,793	13,244	11,704

Investment income	60	137	187	418
Other income	2	2	1,460	172
Impairment loss on investments	―	―	(129)	(804)
Other income (loss), net	62	139	1,518	(214)
Income from continuing operations before income taxes	4,300	4,932	14,762	11,490

Income tax provision	(1,122)	(1,758)	(3,916)	(4,215)
Income from continuing operations	3,178	3,174	10,846	7,275
Discontinued operations:
(Loss) income from discontinued operations, net of taxes	(47)	(30)	635	1,231
Loss on sale of discontinued operations, net of taxes	―	(82)	―	(1,015)
(Loss) income from discontinued operations	(47)	(112)	635	216
Net income	$3,131	$3,062	$11,481	$7,491

Basic income (loss) per share:
Continuing operations	$0.22	$0.18	$0.74	$0.42
Discontinued operations	(0.00)	(0.01)	0.04	0.01
Net income	$0.22	$0.17	$0.79	$0.43

Diluted income (loss) per share:
Continuing operations	$0.22	$0.18	$0.73	$0.41
Discontinued operations	(0.00)	(0.01)	0.04	0.01
Net income	$0.21	$0.17	$0.77	$0.43

Weighted average number of shares outstanding:
Basic	14,413	17,528	14,563	17,505
Diluted	14,739	17,647	14,823	17,593

SurModics, Inc. and Subsidiaries
Condensed Consolidated Balance Sheets
(in thousands)

	June 30,	September 30,
	2013	2012
	(Unaudited)
Assets
Cash and short term investments	$28,434	$29,657
Accounts receivable	4,736	5,069
Inventories	3,210	3,524
Other current assets	1,908	822
Current assets of discontinued operations	45	883
Total current assets	38,333	39,955

Property and equipment, net	12,870	13,610
Long-term investments	31,694	28,433
Other assets	21,029	22,321
Total assets	$103,926	$104,319

Liabilities and Stockholders’ Equity
Current liabilities	$3,674	$5,259
Current liabilities of discontinued operations	125	1,640
Total current liabilities	3,799	6,899

Other liabilities	2,088	2,432
Total stockholders’ equity	98,039	94,988
Total liabilities and stockholders’ equity	$103,926	$104,319

SurModics, Inc. and Subsidiaries
Condensed Consolidated Statements of Cash Flows
(in thousands)

	Nine Months Ended
	June 30,
	2013	2012
	(Unaudited)
Operating Activities:
Net income	$11,481	$7,491
Income from discontinued operations	(635)	(1,231)
Loss on sale of discontinued operations	―	1,015
Depreciation and amortization	2,174	2,214
Stock-based compensation	1,983	2,189
Gain on sale of available-for-sale securities and strategic investments	(1,460)	(172)
Net other operating activities	415	335
Change in operating assets and liabilities:
Accounts receivable	333	(793)
Accounts payable and accrued liabilities	(876)	(3,445)
Income taxes	(1,520)	4,632
Net change in other operating assets and liabilities	9	(250)
Net cash provided by operating activities from continuing operations	11,904	11,985

Investing Activities:
Net purchases of property and equipment	(1,448)	(429)
Cash (transferred to) received from discontinued operations	(118)	28,304
Net other investing activities	2,174	2,783
Net cash provided by investing activities from continuing operations	608	30,658

Financing Activities:
Purchase of common stock to fund employee taxes	(39)	(272)
Repurchase of common stock	(10,323)	―
Net other financing activities	21	280
Net cash (used in) provided by financing activities from continuing operations	(10,341)	8
Net cash provided by continuing operations	2,171	42,651

Discontinued operations:
Net cash used in operating activities	(118)	(1,513)
Net cash provided by investing activities	―	29,817
Net cash provided by (used in) financing activities	118	(28,304)
Net cash provided by discontinued operations	―	―

Net change in cash and cash equivalents	2,171	42,651
Cash and Cash Equivalents:
Beginning of period	15,540	23,217
End of period	$17,711	$65,868

SurModics, Inc. and Subsidiaries
Supplemental Segment Information
(in thousands)

(Unaudited)

	Three Months Ended June 30,
	2013		2012		% Change
Revenue		% of Total		% of Total
Medical Device	$10,591	74.1%	$10,269	73.6%	3.1%
In Vitro Diagnostics	3,698	25.9	3,690	26.4	0.2
Total revenue	$14,289	100.0%	$13,959	100.0%	2.4%

	Nine Months Ended June 30,
	2013		2012		% Change
Revenue		% of Total		% of Total
Medical Device	$30,857	73.8%	$27,889	73.2%	10.6%
In Vitro Diagnostics	10,978	26.2	10,196	26.8	7.7
Total revenue	$41,835	100.0%	$38,085	100.0%	9.8%

		Three Months Ended June 30,		Nine Months Ended June 30,
		2013	2012	2013	2012
Operating Income (Loss)
Medical Device		$5,223	$5,173	$15,848	$13,226
In Vitro Diagnostics		915	1,070	2,933	3,246
Corporate		(1,900)	(1,450)	(5,537)	(4,768)
Total operating income		$4,238	$4,793	$13,244	$11,704

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2013
(In thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$22,294			$22,294
Product sales	16,688			16,688
Research and development	2,853			2,853
Total revenue	$41,835			$41,835

Operating income	$13,244			$13,244
		$(1,164)	(3)
Income from continuing operations	$10,846	$(412)	(4)	$9,270

Diluted earnings per share from continuing operations(5)	$0.73			$0.63

(1)	Reflects operating results from our continuing operations in accordance with U.S. generally accepted accounting principles (“GAAP”). Our Pharmaceuticals segment results are now presented as discontinued operations.
(2)	Adjusted Non-GAAP amounts consider adjustments to investment income associated with the sale of Vessix Vascular and OctoPlus shares offset by an impairment loss on the Company’s investment in ViaCyte and the income tax provision has been adjusted for discrete income tax benefits recognized for the period presented as noted in detail in note (4) below.
(3)	Reflects the pre-tax impact of the investment income adjustments noted in (2) above
(4)	Adjusted to reflect discrete income tax benefits of $261 associated with realization of capital loss carrybacks and $151 from the January 2013 signing of the American Taxpayer Relief Act of 2012 which retroactively reinstated federal R&D tax credits for calendar 2012.
(5)	Diluted earnings per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

SurModics, Inc. and Subsidiaries
Supplemental Non-GAAP Information
For the Nine Months Ended June 30, 2012
(in thousands, except per share data)

(Unaudited)

	As Reported GAAP(1)	Adjustments		Adjusted Non-GAAP(2)

Revenue
Royalties and license fees	$19,997			$19,997
Product sales	15,449			15,449
Research and development	2,639			2,639
Total revenue	$38,085			$38,085

Operating income from continuing operations	$11,704			$11,704

Income from continuing operations	$7,275	$804	(3)	$8,079

Diluted earnings per share from continuing operations(4)	$0.41			$0.46

(1)	Reflects continuing operating results in accordance with U.S. generally accepted accounting principles (“GAAP”).
(2)	Adjusted Non-GAAP amounts consider adjustments to the impairment loss on investment in the period in accordance with GAAP.
(3)	Reflects the after tax impact of the adjustments associated with the $804 impairment loss on investment. The impairment loss on investment did not generate a tax benefit.
(4)	Diluted net income per share from continuing operations is calculated using the diluted weighted average shares outstanding for the period presented.

CONTACT:
SurModics, Inc.
Andy LaFrence, 952-500-7000
Vice President of Finance and Chief Financial Officer